FORM 8 - K

                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15 (d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 October 3, 1996
                               -------------------

                           Minute Man of America, Inc.
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             (Exact name of registrant as specified in its charter)

                           Arkansas 0-4289 71-0390957
             ---------------- ------------------- ------------------
       (State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification Number)

                   4406 Airport Freerway, Ft. Worth Texas 76117
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (817) 831-8410







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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        On October 3, 1996, the Audit Committee of the Board of Directors of Minute Man of America, Inc. ("MMA") approved the dismissal of Samson, Robbins & Associates, P.L.L.C., ("SRA"), Dallas, Texas, independent auditors and the retention of Kelly & Company, Newport Beach, California, as MMA's new principal independent auditors. The change was implemented due to budgetary considerations.

        Neither of SRA's reports on MMA's financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of MMA's financial statements for each of the two fiscal years ended September 30, 1995 and September 30, 1994, and in the subsequent interim period, there were no disagreements with SRA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of SRA would have cause SRA to make reference to the matter in their report.

        The Company has requested SRA to furnish it with a letter, addressed to the Commission, to that effect. A copy of that letter is annexed as an Exhibit to this Form 8-K.


ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

       (a) Exhibits. Exhibit 16.1 Letter, dated October 10, 1996 from Samson, Robbins & Associates, P.L.L.C. regarding its concurrence with the statements made by the registrant in this report concerning the dismissal of Samson, Robbins & Associates, P.L.L.C. as the Registrant's principal independent auditors.





                                   SIGNATURES

                  Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 11, 1996        MINUTE MAN OF AMERICA, INC.

                                By:  /s/ Richard D. Collins
                                 ----------------------------
                                Name:    Richard D. Collins
                                Title:   Director and President